Exhibit 7.5

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE THEREFOR.

Warrant No. X-1	12,113,744 Shares

Dated: March 30, 2004

WARRANT

TO PURCHASE SHARES OF COMMON STOCK

OF

CORRPRO COMPANIES, INC.

THIS WARRANT (this “Warrant”) certifies that, for value received, CorrPro Investments, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled to purchase from Corrpro Companies, Inc., an Ohio corporation (the “Company”), at any time or from time to time on or after the date hereof and prior to the Expiration Time (the “Exercise Period”), up to an aggregate of 12,113,744 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (subject to adjustment as provided herein), at a purchase price of $0.001 per share (subject to adjustment as provided herein, the “Exercise Price”), subject to the terms and conditions set forth herein.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings set forth below:

“Acquiring Company” shall have the meaning set forth in Section 3.9 hereof.

“Acquirer’s Common Stock” shall have the meaning set forth in Section 3.9 hereof.

“Additional Shares of Common Stock” shall mean all shares (including treasury shares) of Common Stock issued or sold (or deemed to be issued or sold pursuant to Section 3.6) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company; provided, however, that the term “Additional Shares of Common Stock” shall not include (i) shares of Common Stock issuable upon exercise of this Warrant, (ii) shares of Common Stock issuable upon exercise of the Outstanding Warrants, (iii) shares of Common Stock issuable upon exercise of the Lender Warrants and (iv) up to an aggregate of 4,542,654 shares of Common Stock issuable upon exercise of Options granted prior to, on or after the date hereof under the Option Plans.

“Adjustment Shares” shall have the meaning set forth in Section 3.13(b) hereof.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and executive officers of such Person), controlled by, or under direct or indirect common control with, such Person.

“Announcement Date” shall have the meaning set forth in Section 3.9 hereof.

“Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company.

“Assignment Notice” shall have the meaning set forth in Section 4.1 hereof.

“Board of Directors” shall mean the Board of Directors of the Company, including any committees thereof.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

“Code of Regulations” shall mean the Amended and Restated Code of Regulations of the Company.

“Common Stock” shall mean the common shares, without par value, of the Company.

“Company” shall have the meaning set forth in the preamble hereof.

“Consummation Date” shall have the meaning set forth in Section 3.9 hereof.

“Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

“Determined Value” shall mean with respect to any securities or other property, the fair market value thereof as of a date which is within fifteen (15) days of the date on which the determination of such fair market value is to be made (i) determined by mutual agreement between the Company and the Holder, or (ii) if the Company and the Holder fail to mutually agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company, or (iii) if the Company or the Holder shall fail so to retain an independent investment banking firm within ten (10) days of the retention of such a firm by the Holder or the Company, as the case may be, determined solely by the firm so retained, or (iv) if the independent investment banking firms so retained by the Company and by the Holder shall be unable to reach a joint determination within fifteen (15) days of the retention of the last firm so retained, determined by another independent investment banking firm that is not a regular investment banking firm of the Company chosen by the first two such firms. The Company shall be responsible for the fees and expenses of all such investment banking firms.

“Disinterested Board Member” shall mean a member of the Board of Directors that is not an officer, director, member or employee of CorrPro Investments, LLC or its Affiliates (other than the Company and its subsidiaries).

“Division/Combination Notice” shall have the meaning set forth in Section 4.2 hereof.

“Excess Dilution Number” shall mean, with respect to any issuance or adjustment, a number of shares of Common Stock that is equal to the increase in the aggregate number of shares of Common Stock issuable upon exercise of the Outstanding Warrants and the Lender Warrants attributable to anti-dilution adjustments thereto in connection with any changes in the exercise price or conversion rate or ratio of this Warrant, the Lender Warrants or the Outstanding Warrants.

“Exercise Date” shall have the meaning set forth in Section 2.1 hereof.

“Exercise Notice” shall have the meaning set forth in Section 2.1 hereof.

“Exercise Period” shall have the meaning set forth in the preamble hereof.

“Exercise Price” shall have the meaning set forth in the preamble hereof.

“Expiration Time” shall mean the tenth anniversary of the date hereof.

“Extraordinary Transaction” shall have the meaning set forth in Section 3.9 hereof.

“Fair Market Value” shall mean, with respect to a share of Common Stock as of a particular date, the price first determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the last reported closing price per share of Common Stock for such date on such national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, (ii) if the Common Stock is not then listed or quoted on a national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market and the Common Stock is then quoted on the OTC Bulletin Board, the average of the closing bid and ask prices per share of Common Stock for such date on the OTC Bulletin Board, (iii) if the Common Stock is not then quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask prices per share of Common Stock on such date, or (iv) in all other cases, the fair market value per share of Common Stock as determined in good faith by the Board of Directors; provided, however, that any such determination by the Board of Directors may be challenged in good faith by the Holder, and any such dispute shall be resolved, at the non-prevailing party’s cost, by the determination of an investment banking firm of recognized national standing selected by the Holder.

“Holder” shall have the meaning set forth in the preamble hereof.

“Initial Excess Dilution Number” shall mean a number of shares of Common Stock that is equal to the increase in the aggregate number of shares of Common Stock issuable upon exercise of the Outstanding Warrants attributable to anti-dilution adjustments thereto in connection with the issuance of (i) this Warrant, (ii) the Lender Warrants, (iii) shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the Option Plans, including any repricings thereof, and (iv) options that may be granted pursuant to the Option Plans.

“Lender Warrants” shall mean the detachable warrants issued by the Company pursuant to that certain Warrant, dated as of March 30, 2004 by and between the Company and American Capital Strategies, Ltd.

“Net Issue Election” shall have the meaning set forth in Section 2.6 hereof.

“Option Plans” shall mean, collectively, (i) the 1997 Non-Employee Directors’ Stock Option Plan of the Company, as amended, (ii) the 1997 Long-Term Incentive Plan of the Company, as amended, and (iii) any other stock option plans of the Company adopted by the Board of Directors and, to the extent required by applicable law, approved by the shareholders of the Company.

“Options” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities.

“Other Securities” shall mean any capital stock (other than Common Stock) and any other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, upon exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3.9 or otherwise; provided, however, that the term “Other Securities” shall not include (i) Additional Shares of Common Stock, (ii) Options, (iii) Convertible Securities, (iv) shares of Common Stock issuable upon exercise of this Warrant, (v) shares of Common Stock issuable upon exercise of the Lender Warrants or (vi) shares of Common Stock issuable upon exercise of the Outstanding Warrants.

“Outstanding Warrants” shall mean the warrants evidenced by (i) that certain Warrant, dated as of September 23, 2002, issued by the Company to Bank One, NA and (ii) that certain Warrant, dated as of September 23, 2002, issued by the Company to The Prudential Insurance Company of America.

“Parent” shall have the meaning set forth in Section 3.9 hereof.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of December 15, 2003, by and between the Company and CorrPro Investments, LLC.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” shall mean the Company’s Series B Cumulative Redeemable Voting Preferred Stock, without par value.

“Warrant” shall have the meaning set forth in the preamble hereof.

“Warrant Price” shall mean, with respect to each exercise of all or any portion of this Warrant, an amount that is equal to (i) the number of shares of Common Stock being purchased upon such exercise of this Warrant multiplied by (ii) the Exercise Price in effect on the date of such exercise.

2. Exercise of Warrant.

2.1. Manner of Exercise. At any time and from time to time during the Exercise Period, the Holder may exercise this Warrant, in whole or in part, by (i) delivering to the Company at its principal offices a written notice of the Holder’s election to exercise this Warrant in substantially the form attached hereto as Exhibit A (an “Exercise Notice”), which Exercise Notice shall be duly executed by the Holder or its duly authorized agent, (ii) surrendering to the Company at its principal offices this Warrant, and (iii) paying to the Company the Warrant Price for such exercise (the date on which such delivery, surrender and payment shall have occurred is referred to herein as the “Exercise Date”).

2.2. Payment of Warrant Price. At the option of the Holder, payment of any Warrant Price may be made (i) by delivery to the Company of a certified check or bank draft or by wire transfer of immediately available funds to an account designated by the Company, (ii) pursuant to the Net Issue Election set forth in Section 2.6 hereof, or (iii) by any combination of the foregoing.

2.3. Delivery of Shares. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days after the Exercise Date, the Company shall, at its expense, issue (or cause to be issued) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable to the Holder upon such exercise. The certificate or certificates representing the shares of Common Stock issuable to the Holder upon exercise of this Warrant shall be in such denomination or denominations as the Holder shall request in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as the Holder shall designate in the Exercise Notice, subject to the provisions of Section 5.1 hereof. This Warrant, to the extent that it has been exercised, in whole or in part, by the Holder, shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the Holder shall be treated for all purposes as the holder of record of the shares of Common Stock as of the close of business on such Exercise Date.

2.4. Partial Exercise. In the event that this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock then being issued in respect of such exercise, deliver to the Holder a new warrant evidencing the right of the Holder to purchase the remaining number of shares of Common Stock purchasable hereunder. All other terms and conditions of such new warrant shall be identical in all respects to those contained in this Warrant.

2.5. Fractional Shares. No fractional shares of Common Stock shall be issuable upon exercise of this Warrant. As to any fractional share of Common Stock that the Holder would otherwise be entitled to receive upon exercise of this Warrant, in lieu of issuing any such fractional share, the Company shall, at the Company’s option, either (i) round up such number of shares to the next highest whole number or (ii) pay to the Holder an amount in cash that is equal to the product of (1) the amount of such fraction multiplied by (2) the Fair Market Value of a full share of Common Stock on the Exercise Date.

2.6. Net Issue Election. At the option of the Holder, in lieu of paying any Warrant Price in cash, the Holder may elect (the “Net Issue Election”) to receive, without the payment by the Holder of any additional consideration, a net number of shares of Common Stock upon exercise, in whole or in part, of this Warrant by delivering to the Company at its principal offices a written notice of such Net Issue Election in substantially the form attached hereto as Exhibit B, duly executed by the Holder or its duly authorized agent. The net number of shares of Common Stock to be issued to the Holder upon its exercise of the Net Issue Election shall be computed using the following formula:

X = (Y)(A-B)

    A

Where:

	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 2.6.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the Net Issue Election is made.

	A =	the Fair Market Value of one share of Common Stock on the date on which the Net Issue Election is made.

	B =	the Exercise Price in effect under this Warrant at the time at which the Net Issue Election is made.

3. Adjustments.

3.1. Dividends and Distributions Payable in Common Stock. If the Company at any time or from time to time after the date hereof shall declare, order, pay or make any dividend or other distribution to the holders of issued and outstanding shares of Common Stock in additional shares of Common Stock, then concurrently with the payment of such dividend or distribution,

(a) the Exercise Price shall be decreased to an amount that is equal to the product of (i) the Exercise Price in effect immediately prior to the payment of such dividend or distribution multiplied by (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately prior to the payment of such dividend or distribution and the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after the payment of such dividend or distribution; and

(b) the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased to an amount that is equal to the product of (i) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to payment of such dividend or distribution multiplied by (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after payment of such dividend or distribution and the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately prior to payment of such dividend or distribution.

3.2. Subdivisions and Splits. If the Company at any time or from time to time after the date hereof shall subdivide or split the number of issued and outstanding shares of Common Stock into a greater number of issued and outstanding shares of Common Stock (by reclassification or otherwise), then concurrently with such subdivision or split,

(a) the Exercise Price shall be decreased to an amount that is equal to the product of (i) the Exercise Price in effect immediately prior to such subdivision or split multiplied by (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision or split and the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after such subdivision or split; and

(b) the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased to an amount that is equal to the product of (i) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such subdivision or split multiplied by (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after such subdivision or split and the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision or split.

3.3. Combinations. If the Company at any time or from time to time after the date hereof shall combine (including, without limitation, by way of a reverse stock split) the number of issued and outstanding shares of Common Stock into a smaller number of issued and outstanding shares of Common Stock, then concurrently with such combination,

(a) the Exercise Price shall be increased to an amount that is equal to the product of (i) the Exercise Price in effect immediately prior to such combination multiplied by (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately prior to such combination and the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after such combination; and

(b) the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased to an amount that is equal to the product of (i) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such combination multiplied by (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after such combination and the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision or split.

3.4. Other Distributions and Dividends. If the Company at any time or from time to time after the date hereof shall declare, order, pay or make any dividend or other distribution to the holders of issued and outstanding shares of Common Stock, including, without limitation, any dividend or other distribution of additional capital stock, Options, Convertible Securities, securities, cash and/or other property (other than dividends and distributions to which Section 3.1 hereof applies), then the Company shall concurrently make a payment to the Holder in an amount that is equal to the amount of additional capital stock, Options, Convertible Securities, securities, cash and/or other property that would have been payable to the Holder had the Holder exercised this Warrant immediately prior to the record date for such dividend or distribution, or if no such record date is taken, immediately prior to the date on which such dividend or distribution is paid by the Company.

3.5. Issuance or Sale of Additional Shares of Common Stock. If at any time or from time to time after the date hereof the Company shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.6 hereof) without consideration or for a consideration per share (as determined pursuant to Section 3.7 hereof) that is less than the Fair Market Value in effect on the date of, and immediately prior to, such issuance or sale, then concurrently with such issuance or sale,

(a) the Exercise Price shall be decreased to an amount that is equal to the product of (i) the Exercise Price in effect immediately prior to such issuance or sale multiplied by (ii) a fraction, (x) the numerator of which is equal to the sum of (1) the total number of shares of Common Stock issued and outstanding immediately prior to such issuance or sale plus (2) the total number of shares of Common Stock that is equal to the quotient of (I) the aggregate amount of consideration received by the Company in respect of such issuance or sale of Additional Shares of Common Stock divided by (II) the Fair Market Value per share of Common Stock on the date of such issuance or sale, and (y) the denominator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after such issuance or sale; and

(b) the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased to an amount that is equal to the product of (i) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such issuance or sale multiplied by (ii) a fraction, (x) the numerator of which is equal to the total number of shares of Common Stock issued and outstanding immediately after such issuance or sale and (y) the denominator of which is equal to the sum of (1) the total number of shares of Common Stock issued and outstanding immediately prior to such issuance or sale plus (2) the total number of shares of Common Stock that is equal to the quotient of (I) the aggregate amount of consideration received by the Company in respect of such issuance or sale of Additional Shares of Common Stock divided by (II) the Fair Market Value per share of Common Stock on the date of such issuance or sale.

3.6. Treatment of Options and Convertible Securities. If at any time or from time to time after the date hereof the Company shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, whether or not such Options or Convertible Securities are immediately exercisable, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon exercise thereof), shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that in any case in which Additional Shares of Common Stock are deemed to be issued,

(a) if an adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon the fixing of a record date as referred to in the first sentence of this Section 3.6, no further adjustments of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as a result of the subsequent issuance or sale of any Options or Convertible Securities for the purpose for which such record date was set;

(b) no further adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon the subsequent issuance or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

(c) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Additional Shares of Common Stock issuable upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(d) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold (or deemed to be issued or sold) were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was equal (x) with respect to such Options, to an amount equal to (1) the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus (2) the consideration actually received by the Company upon such exercise, minus (3) the consideration paid by the Company for any purchase of such Options which were not exercised, or (y) with respect to such Convertible Securities, an amount equal to (1) the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (2) the additional consideration, if any, actually received by the Company upon such conversion or exchange, minus (3) the excess, if any, of the consideration paid by the Company for any purchase of such Convertible Securities, the rights of conversion or exchange under which such Convertible Securities were not exercised, over an amount that would be equal to the Determined Value of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Common Stock, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issuance, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus (y) the consideration deemed to have been received by the Company pursuant to Section 3.7 upon the issuance or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (z) the consideration paid by the Company for any purchase of such Options which were not exercised; and

(e) no recomputation pursuant to Sections 3.7(c) or (d) shall have the effect of increasing the Exercise Price then in effect or decreasing the number of shares of Common Stock then issuable upon exercise of this Warrant by an amount in excess of the amount of the adjustment thereof originally made in respect of the issuance, sale, grant or assumption of such Options or Convertible Securities.

3.7. Consideration for Additional Shares of Common Stock. For the purposes of this Warrant:

(a) The consideration for the issuance or sale of any Additional Shares of Common Stock or for the issuance, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

(i) insofar as it consists of cash, shall be computed as the amount of cash received by the Company therefor, and insofar as it consists of securities or other property, shall be computed as of the date immediately preceding such issuance, sale, grant or assumption based upon the Determined Value of such consideration (or, if such consideration is received for the issuance or sale of Additional Shares of Common Stock and the Fair Market Value of such Additional Shares of Common Stock is less than the Determined Value of such consideration, then such consideration shall be computed as the Fair Market Value of such Additional Shares of Common Stock), in each case before deducting any expenses paid or incurred by the Company, any commissions or compensation paid or concessions or discounts allowed by the Company to any underwriters, dealers or other performing similar services, and any accrued interest or dividends in connection with such issuance or sale; and

(ii) in the event Additional Shares of Common Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, shall be computed as the proportion of such consideration so received, determined as provided in clause (i) above, allocable to such Additional Shares of Common Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors.

(b) Other than with respect to dividends, subdivisions, splits, and distributions described in Sections 3.1, 3.2 and 3.4 for which an adjustment to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made, all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company, and all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise), shall be deemed to have been issued without consideration.

(c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.6 shall be deemed to have been issued for a consideration per share determined by dividing

(i) the total amount, if any, received and receivable by the Company as consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in Section 3.7(a), by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

3.8. Adjustments for Issuances or Sales of Other Securities. If at any time and from time to time after the date hereof any Other Securities shall be issued or sold or shall become subject to issuance or sale upon the conversion or exchange of any capital stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 3.9) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other Person) for a consideration such as to dilute, on a basis to which the standards established in the other provisions of this Warrant do not apply, the exercise rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Warrant with respect to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time issuable upon the exercise of this Warrant, so as to protect the holder of this Warrant against the effect of such dilution.

3.9. Changes in Common Stock. If at any time and from time to time after the date hereof the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company’s assets, liquidation, dissolution, winding-up, reorganization or recapitalization) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another Person or other property (including cash) or any combination of any of the foregoing or in which the Common Stock ceases to be a publicly traded security either listed on the American Stock Exchange or quoted by the NASDAQ National Market System or NASDAQ SmallCap Market or any successor thereto or quoted or published on the OTC Bulletin Board or the “Pink Sheets”, or any comparable system (each such transaction, an “Extraordinary Transaction;” the date on which such Extraordinary Transaction is first announced to the shareholders of the Company, the “Announcement Date;” the date of consummation of any Extraordinary Transaction, the “Consummation Date;” the Company (in the case of a recapitalization of the Common Stock or any other Extraordinary Transaction in which the Company retains substantially all of its assets and survives as a corporation) or such other Person (in each other case), the “Acquiring Company;” and the capital stock (or equivalent equity interest) of the Acquiring Company, the “Acquirer’s Common Stock;” except that if the Acquiring Company shall not meet the requirements set forth in Sections 3.9(d), (e) and (f) below and a Person which directly or indirectly controls the Acquiring Company (a “Parent”) meets such requirements, “Acquiring Company” shall refer to such Parent and “Acquirer’s Common Stock” shall refer to such Parent’s capital stock (or equivalent equity interests)) then, as a condition of the consummation of such Extraordinary Transaction, lawful and adequate provisions (in form satisfactory to the Holder) shall be made so that the Holder, upon exercise of this Warrant at any time on or after the Consummation Date (but subject, in the case of an election pursuant to Sections 3.9 (b) or (c) below, to the time limitation hereinafter provided for such election).

(a) shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise hereof prior to the Consummation Date, shares of the Acquirer’s Common Stock at an Exercise Price per share equal to the lesser of (i) the Exercise Price in effect immediately prior to the Consummation Date multiplied by a fraction, the numerator of which is the Fair Market Value per share of the Acquirer’s Common Stock determined as of the Consummation Date and the denominator of which is the Fair Market Value per share of the Common Stock determined as of the Consummation Date, or (ii) the Fair Market Value per share of the Acquirer’s Common Stock determined as of the Consummation Date (subject in each case to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Warrant), or at the election of the Holder pursuant to notice given to the Company within thirty (30) days after the Consummation Date;

(b) shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of each share of Common Stock issuable upon exercise hereof prior to the Consummation Date, either (i) the greatest amount of cash, securities or other property given to any shareholder in consideration for any share of Common Stock at any time during the period from and after the Announcement Date to and including the Consummation Date by the Acquiring Company, the Company or any Affiliate of either thereof, or (ii) an amount in cash equal to the product of (x) the number of shares of the Acquirer’s Common Stock purchasable upon the exercise or conversion of such Warrant as shall result from adjustments thereto that would have been required pursuant to Section 3.9(a) multiplied by (y) the Fair Market Value per share for the Acquirer’s Common Stock, determined as of the day within the period from and after the Announcement Date to and including the Consummation Date for which the amount determined as provided in the definition of Fair Market Value shall have been the greatest; or

(c) if neither the Acquiring Company nor the Parent meets the requirements set forth in Sections 3.9 (d), (e) and (f) below, shall be entitled to receive, within thirty (30) days after such election, in full satisfaction of the exercise rights afforded to Holder hereunder, an amount equal to the fair market value of such exercise rights as determined by an independent investment banking firm (with an established national reputation as a value of equity securities) selected by the Holder and reasonably acceptable to the Company, such fair market value to be determined with regard to all material relevant factors but without regard to any negative effects on such value of the Extraordinary Transaction. The Company agrees to obtain, and deliver to the Holder a copy of the determination of an independent investment banking firm selected by the Holder to permit elections under this Section 3.9(c) within fifteen (15) days after the Consummation Date of any Extraordinary Transaction to which this Section 3.9(c) is applicable.

The requirements referred to above in the case of the Acquiring Company or its Parent are that immediately after the Consummation Date:

(d) it is a solvent corporation organized under the laws of any State of the United States of America having its capital stock listed on the New York Stock Exchange or the American Stock Exchange or quoted by the Nasdaq National Market or any successor thereto or comparable system or quoted or published in the over-the-counter market, and such capital stock continues to meet such requirements for such listing or quotation;

(e) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and

(f) in the case of the Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission and is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

Notwithstanding anything contained herein to the contrary, the Company shall not effect any Extraordinary Transaction unless prior to the consummation thereof each Person (other than the Company) that may be required to deliver any securities or other property upon the exercise of this Warrant shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such securities or other property as to which, in accordance with the foregoing provisions, the Holder may be entitled, and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, reasonably satisfactory to the Holder, which opinion shall state that this Warrant shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request.

3.10. Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall appoint its regular independent auditors or another firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holder. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of this Warrant, as otherwise determined pursuant to this Warrant. The Company, acting by and through a committee of Disinterested Board Members, may make such reductions in the Exercise Price as it deems advisable, including any reductions necessary to ensure that any event treated for federal income tax purposes as a distribution of stock or stock rights not be taxable to the recipients thereof.

3.11. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the adjustments provided for under this Section 3:

(a) The adjustments required by this Section 3 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing the adjustments under this Section 3, fractional interests in shares of Common Stock shall be taken into account to the nearest 1/100th of a share.

(b) If the Company shall take a record of the holders of shares of Common Stock for purposes of any specified event requiring any adjustment under this Section 3, but shall, thereafter and before the consummation of any such specified event, legally abandon its plan therefor, then no adjustment under this Section 3 shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

3.12. Adjustment Certificate. Upon the occurrence of any specified event requiring any adjustment under this Section 3, the Company shall, at its expense, take all action necessary to cause its regular independent auditors to (i) compute the amount of any such adjustment in accordance with the terms hereof and (ii) deliver to the Holder, as promptly as practicable after the date of any such specified event and in any event not more than ten (10) Business Days after the occurrence of any such specified event, a certificate describing in reasonable detail (1) the transaction or transactions giving rise to any such adjustment and the basis upon which any such adjustment is made, (2) the Exercise Price immediately after giving effect to any such adjustment and (3) the number of shares of Common Stock issuable upon exercise of this Warrant immediately after giving effect to any such adjustment.

3.13. Excess Dilution Number Adjustments.

(a) Notwithstanding anything to the contrary contained herein, if the Initial Excess Dilution Number exceeds 453,186, then the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by a number of shares of Common Stock which is equal to the product of (i) 9.8634 multiplied by (ii) the difference of the Initial Excess Dilution Number minus 453,186.

(b) Notwithstanding anything to the contrary contained herein, upon any issuance or adjustment that results in an Excess Dilution Number (other than with respect to the Initial Excess Dilution Number), then the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by a number of shares of Common Stock (the “Adjustment Shares”) which is equal to the product of 40% multiplied by the sum of (i) such Excess Dilution Number plus (ii) the Adjustment Shares.

4. Transfer; Division; Combination.

4.1. Transfer. Subject to compliance with the provisions of Sections 4 and 5 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal offices of the Company and delivery of a written assignment of this Warrant in substantially the form attached hereto as Exhibit C (an “Assignment Notice”), duly executed by the Holder or its duly authorized agent. Upon such surrender and delivery, the Company shall execute and deliver a new warrant or warrants, the terms and conditions of which shall be identical to those contained in this Warrant, in the name of the assignee or assignees and in the denomination or denominations specified in such Assignment Notice, and shall issue to the assignor a new warrant, the terms and conditions of which shall be identical to those contained in this Warrant, evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled.

4.2. Division and Combination. Subject to compliance with the provisions of Sections 4 and 5 hereof, this Warrant may be divided or combined with any other warrant or warrants, the terms and conditions of which are identical to those contained in this Warrant, upon surrender of this Warrant at the principal offices of the Company and delivery of a written notice (a “Division/Combination Notice”) specifying the name or names and the denomination or denominations in which such new warrant or warrants are to be issued upon such division or combination, duly executed by the Holder or its duly authorized agent. Upon such surrender and delivery, the Company shall execute and deliver a new warrant or warrants, the terms and conditions of which shall be identical to those contained in this Warrant, in accordance with the terms of such Division/Combination Notice.

5. Restrictions on Transfer.

5.1. Securities Laws Restrictions. Neither this Warrant nor any shares of Common Stock issued upon exercise hereof may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, other than pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from the registration requirements thereof. If requested by the Company, the Holder will deliver an opinion of counsel to the effect that any proposed offer, sale, transfer, pledge, hypothecation or other disposition of this Warrant and/or any shares of Common Stock issuable upon exercise hereof pursuant to clause (ii) of the preceding sentence (other than a transfer described in Section 5.4 hereof) is exempt from the registration requirements of the Securities Act.

5.2. Restrictive Legends. Except as otherwise provided in this Section 5, each certificate for shares of Common Stock issued upon exercise of this Warrant, and each certificate for shares of Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH PROPOSED OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

5.3. Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by Section 5.1 hereof and the legend requirements of Section 5.2 hereof shall terminate with respect to this Warrant and the shares of Common Stock issuable upon exercise hereof if (i) the Company shall have received from the Holder an opinion of counsel to the effect that this Warrant and the shares of Common Stock issuable upon exercise hereof are no longer subject to the restrictions contained in this Section 5, the Securities Act and applicable state securities laws or (ii) any proposed offer, sale, transfer, pledge, hypothecation or other disposition of this Warrant and/or the shares of Common Stock issuable upon exercise hereof shall have been registered by the Company under the Securities Act. Whenever the restrictions imposed by this Section 5 shall terminate as to this Warrant, the Holder shall be entitled to receive from the Company, at the Company’s expense, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

THE RESTRICTIONS ON THE OFFER, SALE, TRANSFER, PLEDGE AND HYPOTHECATION OF THIS WARRANT CONTAINED IN SECTION 5 HEREOF TERMINATED ON                              ,             , AND ARE OF NO FURTHER FORCE AND EFFECT.

Each new Warrant issued upon registration of transfer, division or combination of, or in substitution for, this Warrant entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section 5 shall terminate as to any share of Common Stock issuable upon exercise of this Warrant, the Holder shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing such shares of Common Stock that does not bear any restrictive legends.

5.4. Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, the Holder shall have the right at any time and from time to time, to transfer all or any portion of this Warrant and/or the shares of Common Stock issuable upon exercise hereof to any of its Affiliates if then permitted under applicable law.

6. Reservation of Shares; Valid Issuance. The Company shall take all actions necessary to ensure that the shares of Common Stock to be issued to the Holder upon exercise of this Warrant shall, without any further action by the Holder, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive or similar rights with respect to the issuance thereof. The Company shall at all times from and after the date hereof reserve and keep available for issuance out of its authorized Common Stock such number of shares of Common Stock as shall be sufficient to permit the exercise of this Warrant in full. If the number of shares of Common Stock so reserved shall be insufficient to permit the exercise of this Warrant in full, the Company shall promptly take any corporate action that is necessary to make available a sufficient number of authorized but unissued shares of Common Stock to permit the exercise of this Warrant in full.

7. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of such loss, theft or destruction of this Warrant, an indemnity bond or agreement reasonably satisfactory to the Company or, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company shall issue and deliver in lieu hereof a new warrant, the terms and conditions of which shall be identical to those contained in this Warrant, to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

8. No Rights or Liabilities as Shareholder. Until such time as this Warrant shall have been exercised, the Holder shall not, by virtue of this Warrant, (i) be entitled to any rights as a shareholder of the Company, either at law or equity, except as expressly provided herein or (ii) be subject to any liability as a shareholder of the Company, whether or not such liability shall be asserted by the Company, creditors of the Company or otherwise. Except as expressly provided herein, until such time as this Warrant shall have been exercised, this Warrant shall not be construed as conferring upon the Holder the right to vote on, consent to, or receive notices with respect to, any matter as a shareholder of the Company.

9. Expenses; Taxes; Charges. The Company shall pay any and all issue and other similar taxes, expenses and/or charges payable in respect of any issuance or delivery of this Warrant, including, without limitation, any new warrant or warrants issued upon combination or division hereof, and/or shares of Common Stock issuable upon exercise of this Warrant.

10. Notice of Corporation Actions. The Company shall not take (or cause to be taken) or effect (or cause to be effected) any of the following actions unless the Company shall have provided the Holder with not less than ten (10) days prior written notice thereof: (i) any amendment, modification, alteration or restatement of any provision of the Articles of Incorporation or the Code of Regulations, (ii) any merger or consolidation by the Company with one or more Persons, (iii) any liquidation, dissolution or winding-up of the Company, (iv) any sale of all or substantially all of the assets of the Company, (v) any recapitalization or reorganization of the Company, (vi) any material acquisition or series of acquisitions, joint venture or strategic alliance involving the Company, (vii) any payment of dividends or distributions on any securities of the Company, except for dividends and distributions payable on the Company’s Series B Cumulative Redeemable Voting Preferred Stock, (viii) the taking by the Company of any record of the holders of its securities for the purpose of entitling such holders to receive (1) any dividend or other distribution on any securities of the Company, except for dividends or other distributions payable on the Company’s Series B Cumulative Redeemable Voting Preferred Stock (2) any right to subscribe for or purchase any securities of the Company, or (3) any other right, or (ix) the consummation of, or the occurrence of, an Extraordinary Transaction.

11. Warrant Register. The Company shall maintain at its principal offices a register for the registration and transfer of this Warrant, which register shall contain the name and address of the Holder. The Holder may change its address as shown on such register by providing written notice to the Company at its principal offices.

12. No Impairment. The Company shall not, by any action set forth in Section 10 hereof or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such action as may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, (iii) shall not take any action which results in any adjustment of the Exercise Price or the shares of Common Stock issuable upon exercise of this Warrant if the total number of shares of Common Stock or Other Securities issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock or Other Securities then authorized by the Articles of Incorporation and available for the purpose of issue upon such conversion, and (iv) shall not issue any capital stock of any class (other than the Series B Preferred Stock) which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets. The Company’s obligations to issue and deliver shares of Common Stock to the Holder in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction of the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any breach or alleged breach by the Holder or any other Person of any obligation to the Company, or any violation or alleged violation of any applicable law by the Holder or any other Person, and irrespective of any other circumstance that may otherwise limit the obligations of the Company to the Holder in connection with the issuance of shares of Common Stock upon exercise of this Warrant. Nothing contained herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to any failure by the Company to timely deliver a certificate or certificates to the Holder representing the shares of Common Stock to be issued upon exercise of this Warrant.

13. Miscellaneous.

13.1. Notices Generally. Except as otherwise provided herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or two (2) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Company, to its offices at 1090 Enterprise Drive, Medina, Ohio 44256, Attention: Secretary or to an agent of the Company designated as permitted by the Articles of Incorporation or (ii) if to the Holder, to its address listed in the record books of the Company (which may include the records of any transfer agent for this Warrant), or to such other address as the Company or the Holder, as the case may be, shall have designated by notice similarly given.

13.2. Amendments. This Warrant may be amended or modified only upon the written consent of the Company and the Holder hereof.

13.3. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

13.4. Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

13.5. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the respective permitted successors and assigns of the parties hereto. Nothing contained in this Warrant, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided herein.

13.6. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision.

13.7. Interpretation. As used in this Warrant, (i) the term “includes” and the word “including” and words of similar import shall be deemed to be followed by the words “without limitation”; (ii) “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to (A) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a Person or (B) direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) definitions contained in this Warrant apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (iv) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (v) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Warrant as a whole and not to any particular provision of this Warrant, and Article, Section, subsection, paragraph, Schedule and Exhibit references are to the Articles, Sections, subsections, paragraphs, Schedules and Exhibits to this Warrant unless otherwise specified; and (vi) the word “or” shall not be exclusive.

13.8. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

13.9. Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) The execution and delivery by the Company of this Warrant, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company;

(b) This Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, and (ii) general equitable principles; and

(c) The execution and delivery by the Company of this Warrant, and the performance by it of the transactions contemplated hereby, do not and will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, the Code of Regulations or the charter, bylaws, or other governing instruments of any subsidiary of the Company, (ii) except as set forth on Schedule 3.11 of the Purchase Agreement, conflict with or result in a violation of any provision of, constitute (with or without the giving of notice or the passage of time or both) a default or event of default under, give rise (with or without the giving of notice or the passage of time or both) to any loss of any benefit under, give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, or require any consent under, any Material Contract (as defined in the Purchase Agreement), (iii) result in the creation or imposition of any Lien (as defined in the Purchase Agreement) upon the properties of the Company or any of its subsidiaries, or (iv) violate in any respect any Law (as defined in the Purchase Agreement) binding upon the Company or any of its subsidiaries or any rules, regulations or published policies of the American Stock Exchange.

13.10. Rights Offering. In the event the Company shall effect an offering of the Common Stock, Options or Convertible Securities pro rata to the holders of the Common Stock, the Holder shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and the Holder was, immediately prior to any such rights offering, then a holder of that number of shares of Common Stock to which the Holder would then be entitled to receive upon exercise of this Warrant.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary.

CORRPRO COMPANIES, INC.

By:	/s/ John D. Moran

John D. Moran Senior Vice President, General Counsel and Secretary

[SEAL]

Attest:

By:

Name: Title:

Signature Page to Warrant

EXHIBIT A

SUBSCRIPTION FORM

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of                      shares of Common Stock of the Company and herewith makes [makes payment of $             therefor] [and/or] [makes payment thereof pursuant to the Net Issue Election in Section 2.6 thereof]. The undersigned registered owner of this Warrant hereby requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                                                  , whose address is                                                                               and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant with the same terms and provisions of this Warrant shall be delivered to the undersigned registered owner of this Warrant, except that such new Warrant shall be exercisable only for the balance of the shares of Common Stock issuable hereunder.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTE:	The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

NET ISSUE ELECTION NOTICE

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of                      shares of Common Stock of the Company pursuant to the Net Issue Election set forth in Section 2.6 hereof.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTE:	The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

ASSIGNMENT NOTICE

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint                      as the undersigned’s attorney-in-fact to register such transfer onto the stock transfer books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:

NOTE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.